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                                                                     EXHIBIT 3.2

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (After Issuance of Stock)


                               TORIK CORPORATION
                   ------------------------------------------
                              Name of Corporation

We the undersigned     Robert Knight     President and
                    -------------------
                       Robert Knight     Secretary of
                    -------------------
                     Torik Corporation   Corporation
                    -------------------
do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held Oct. 13, 1999 adopted a resolution to amend the original Articles of
Incorporation:

Article 1:  Corporation name change from Torik Corporation to SmartGate Inc.

The number of shares outstanding and entitled to vote an amendment of the Articles of Incorporation is 2,531,000: that the said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                 /s/ Robert Knight
                                 -----------------
                                     President



                                 /s/ Robert Knight
                                 -----------------
                                     Secretary


ACKNOWLEDGMENT:
PROVINCE OF BRITISH COLUMBIA
COUNTY OF NEW WESTMINSTER

On Oct. 13, 1999, personally appeared before me, a Notary Public, DALE W. DARYCHUK, acknowledged he executed the above instrument on behalf of said Corporation.



                                                    /s/ DALE W. DARYCHUK
                                             ----------------------------------
                                             NOTARY PUBLIC

                                             DALE W. DARYCHUK
                                             BARRISTER & SOLICITOR
                                             310 - Poco Place Tower,
                                             2755 Lougheed Hwy.,
                                             Port Coquitlam, B.C. V3B5Y9